Exhibit 99.2

BIOSOURCE INTERNATIONAL, INC.

EXECUTIVE SEVERANCE AGREEMENT

     THIS AGREEMENT between Alan I. Edrick (the “Executive”) and BioSource International, Inc. (the “Company”) has been entered into as of June 7, 2005. This Agreement requires the Company to pay Severance Benefits upon termination of the Executive’s employment with the Company in connection with a Change in Control under the circumstances described below. Capitalized terms not otherwise defined in this Agreement are defined in the Appendix to this Agreement.

1. Purpose.

     The Board of Directors of the Company (the “Board”) announced on April 11, 2005 that it is considering strategic alternatives, which may include, among other things, the possibility of a Change in Control. The Board recognizes that such consideration can be a distraction to the Executive and can cause the Executive to consider alternative employment opportunities. The Board believes that it is in the best interests of the Company and its shareholders to provide the Executive with an incentive to continue his employment and to maximize the value of the Company upon a Change in Control for the benefit of its shareholders.

2. Term.

     The Term of the Agreement shall commence on the effective date of this Agreement as set forth above and end on the second anniversary of the effective date (the “Termination Date”); provided, however, should a Change in Control of the Company occur at any time prior to the Termination Date, all provisions of this Agreement shall apply and continue in full force and effect until all obligations hereunder shall have been finally discharged in full by the parties. This Agreement shall terminate if no Change in Control occurs on or before the Termination Date.

3. Employment.

     The Executive promises not to resign before April 30, 2006, except as follows: (a) the Executive may resign for Good Reason after a Change in Control occurs, or (b) the Executive may terminate employment on account of being unable to work due to serious illness or injury.

4. Events that Trigger Severance Benefits.

     The Company shall pay Severance Benefits to the Executive if, during the Term of this Agreement, the Executive’s employment is terminated by the Company without Cause or the Executive resigns for Good Reason within twelve months after a Change in Control.

5. Events That Do Not Trigger Severance Benefits.

     The Executive shall not be entitled to receive Severance Benefits if the Executive’s employment terminates due to termination for Cause or on account of Disability or because the Executive resigns without Good Reason or dies. The Executive will not be entitled to Severance Benefits during any period in which he remains employed by the Company, its affiliates or their successors.

6. Termination Procedures.

     (a) Notification

     If the Company terminates the Executive’s employment without Cause after a Change in Control and during the Term of this Agreement, the Executive will receive at least thirty days advance written notice of such termination.

     (b) For Cause Termination

     The Company may terminate the Executive’s employment for Cause without prior notice. However, if such termination is under clauses (iii) – (v) of the definition of Cause, the Executive’s employment may be terminated for Cause, only after the Company provides the Executive with written notice of its intent to terminate the Executive’s employment for Cause, including a detailed description of the specific reasons which form the basis for such consideration and the Board has determined that Cause exists. Executive shall have the opportunity to appear before the Board within ten business days of notice of for Cause termination, with or without legal representation, at the Executive’s election, to present arguments and evidence on his own behalf as to whether Cause exists. During the period between which the notice of Cause termination is provided by the Company and the determination by the Board that Cause does or does not exist, Executive shall be placed on unpaid leave of absence. If the Board determines that Cause for termination does not exist, Executive shall be entitled to reinstatement, with retroactive payment of salary for the leave period. If the Board determines that Cause for termination exists, the Executive’s employment shall be automatically terminated without further notice.

7. Severance Benefits.

     (a) In General

     The Executive shall be entitled to the Severance Benefits described in this Section 7 upon an event described in Section 4 above. Notwithstanding anything to the contrary in this Agreement, the Executive shall be required to repay all cash Severance Benefits and the Company’s obligations to provide group insurance benefits under Section 7(d) shall automatically cease in the event that the Executive materially breaches his obligations to the Company under the Nondisclosure and Non-Competition Agreement sections of the Employment Agreement dated 6 May 2004. Executive’s entitlements to the Severance Benefits under this Section 7 and the Company’s obligations are subject to the Executive’s execution and enforceability of a General Release of Claims in substantially the form attached as Exhibit A.

     (b) Installment Payments in Lieu of Future Compensation

     In lieu of any further cash compensation for periods after the Executive’s employment ends, the Executive shall be paid, in equal bi-weekly installments, a cash benefit equal in total to one (1) times the Executive’s annual base salary in effect when the Executive’s employment ends or, if higher, in effect immediately before the Change in Control or Good Reason event for which the Executive is terminating employment (if applicable). In addition, the Company shall pay the Executive, in equal bi-weekly installments, a cash benefit equal to one (1) times the amounts scheduled to be paid to the Executive for 100% performance of both the corporate and personal performance categories under the Company’s Management Incentive Plan in effect immediately prior to the Change in Control or Good Reason event for which the Executive is terminating employment (if applicable).

     (c) Lump-Sum Payment in Lieu of Unpaid Incentive Compensation

     The Company shall pay the Executive a cash lump-sum equal to the sum of the aggregate value of the Executive’s incentive compensation awards contemplated for 100% achievement of both the corporate and the personal performance criteria under the Management Incentive Plan for the year in which such termination occurs, provided that the Executive completed at least three months of employment with the Company during the then current year. In addition, Executive shall receive a lump-sum payment of any remaining unpaid “Sign-on Bonus” as described in Executive’s Employment Agreement dated 6 May 2004.

     (d) Group Insurance Benefit Continuation

     During the period that ends on the last day of the twelfth calendar month after the Executive’s termination of employment, the Company shall provide the Executive and his family members with life, accident and health insurance benefits upon the same terms and conditions as active employees of the Company. Any such continuation of health insurance benefits shall be in addition to and not concurrent with any health continuation rights required by Section 4980B of the Code.

     (e) Other Termination Benefits

     In addition to any amounts or benefits payable upon an event described in Section 4 above, the Executive shall be entitled to any payments or benefits provided under the terms of any plan, policy or program of the Company, other than any severance plan, policy or program, including any employment agreement. Additionally, all amounts payable under this Agreement shall be offset by any pay paid to Executive during the notice period required under the Worker Adjustment and Retraining Notification Act and/or any similar federal, state or local law (collectively referred to as “WARN laws”) or pay in lieu of notice paid to Executive under the WARN laws.

8. Relation to Other Severance Programs.

     Severance Benefits that are paid under this Agreement are in lieu of any severance or similar benefits that may be payable to the Executive under any other employment agreement or other arrangement. This Agreement constitutes the entire agreement between the Executive and the Company and its affiliates with respect to severance-type benefits payable on account of a Change in Control.

9. Excise Tax

     Notwithstanding anything in this Agreement to the contrary:

     (a) In the event that any payment or benefit (including cash-based severance benefits, accelerated stock option vesting or continued health care coverage) received or to be received by the Executive pursuant to this Agreement or any other agreement, plan or program (collectively the “Payments”) would constitute a “parachute payment,” then the aggregate “present value” of those Payments shall be limited in amount to the greater of the following dollar amounts (the “Benefit Limit”):

          (1) 3 times the Executive’s “base amount” less one dollar, or

          (2) the amount which yields Executive the greatest after-tax amount of Payments under this Agreement and any other plan, program or arrangement with the Company after taking into account all applicable taxes on those Payments, including but not limited to the excise tax imposed under Section 4999 of the Code.

For purposes of applying the Benefit Limit, the definitions (for such terms as “parachute payment,” “base amount,” “present value”) and rules set forth in the Treasury Regulations promulgated under Section 280G of the Code shall apply.

     (b) In the event there is any disagreement between Executive and the Company as to whether one or more Payments to which Executive becomes entitled to under this Agreement or otherwise constitute a “parachute payment,” such dispute will be submitted for resolution to a nationally recognized firm of certified public accountants (the “Independent Accountant”) selected by the Audit Committee of the Board in existence immediately prior to the Change in Control. The resolution reached by the Independent Accountant will be final and controlling. For purposes of making the determinations required by this Section 9(b), the Independent Accountant may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code, provided that the Independent Accountant’s determinations must be made with substantial authority (within the meaning of Section 6662 of the Code) and provided, however, that Executive shall be assumed to pay federal, state and local income taxes at the highest marginal bracket. All expenses incurred in connection with the retention of the Independent Accountant and (if applicable) the preparation and submission of the ruling request shall be borne by the Company.

     (c) No payments will be made to the Executive under this Agreement until the status of any payments in dispute under this Section has been resolved. Once any disputes have been resolved, then to the extent the aggregate present value of any amounts contingent on a Change in Control exceed the Benefit Limit, then the Executive’s cash based Severance Benefits will first be reduced as selected by the Executive, and then, if necessary, the Executive’s stock options (based on their parachute value under Section 280G of the Code) shall be reduced to the extent necessary to assure that the Benefit Limit is not exceeded.

10. Successors.

     (a) Company Successors

     The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise, including, without limitation, any successor due to a Change in Control) to the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place; provided that no such express agreement should be required to the extent such obligation continues with the Company or its successor by operation of law. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including, without limitation, any persons directly or indirectly acquiring the business or assets of the Company in a transaction constituting a Change in Control (and such successor shall thereafter be deemed the “Company” for the purpose of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

     (c) Heirs and Beneficiaries of Executive.

     The Executive may not assign his rights or delegate his obligations under this Agreement without the written consent of the Company. If the Executive dies while any amount is still payable to the Executive under this Agreement, that amount will be paid to the executor, personal representative or administrator of the Executive’s estate.

11. Amendment; Waiver.

     The provisions of this Agreement may be amended or waived only by a written agreement executed and delivered by the Chair of the Company’s Compensation Committee and the Executive. A waiver of any term, covenant or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant or condition, and any waiver of any default in any such term, covenant or condition shall not be deemed a waiver of any later default thereof.

12. Full Settlement.

     The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action to mitigate the amounts payable to the Executive under any of the provisions of the Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned as result of the Executive’s employment by another employer.

13. Legal Fees; Late Payments.

     (a) If the Executive incurs legal or other fees and expenses in an effort to enforce this Agreement, the Company shall reimburse the Executive for such fees and expenses. The Company shall reimburse the Executive for such fees and expenses on a monthly basis within ten days after his request for reimbursement accompanied by evidence that the fees and expenses were incurred. If the Executive does not prevail (after exhaustion of all available judicial remedies) in respect of a claim by the Executive or by the Company hereunder, then no further reimbursement for legal fees and expenses shall be due to the Executive in respect of such claim and the Executive shall refund any amounts previously reimbursed hereunder with respect to such claim.

     (b) If the Company fails to pay any amount provided under this Agreement when due, the Company shall pay interest on such amount at a rate equal to (i) the highest rate of interest charged by the Company’s principal lender plus 200 basis points, or (ii) in the absence of such a lender, 300 basis points over the prime commercial lending rate published in the Wall Street Journal on the date such amount is due or, if no such rate shall be announced on such date, the immediately prior date on which such rate was announced; provided, however, that if the interest rate determined in accordance with this Section exceeds the highest legally-permissible interest rate, then the interest rate shall be the highest legally-permissible interest rate.

14. Nonalienation.

     Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the Executive or any heirs or beneficiaries pursuant to Section 13(c), as applicable, and any such attempt to dispose of any right to benefits payable hereunder shall be void.

15. Severability.

     If any court or governmental authority to be unlawful or invalid declares one or more parts of this Agreement, such unlawfulness or invalidity shall not invalidate any part of this Agreement not declared to be unlawful or invalid. Any part so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such part to the fullest extent possible while remaining lawful and valid

16. Descriptive Headings.

     The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

17. Notices.

     All notices hereunder shall be in writing and delivered by hand, by nationally-recognized delivery service that guarantees overnight delivery, or by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company, to:	BioSource International, Inc. 542 Flynn Road Camarillo, CA 93012 Attention: President and CEO

with a copy to:	Mark J. Mihanovic McDermott Will and Emery 2049 Century Park East, Suite 3400 Los Angeles, CA 90067-3208

If to the Executive, to:	Alan I. Edrick 1405 Manhattan Avenue Hermosa Beach, CA 90254

Either party may from time to time designate a new address by notice given in accordance with this Section. Notice shall be effective when actually received by the addressee.

18. Counterparts.

     This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

19. Entire Agreement.

     This Agreement forms the entire agreement between the parties hereto with respect to severance benefits payable to Executive following a Change in Control and, except as otherwise provided herein, shall supersede all prior agreements, promises and representations regarding employment, compensation, severance or other payments contingent upon termination of employment in connection with a Change in Control, whether in writing or otherwise.

20. Survival of Executive’s Rights.

     All of the Executive’s rights hereunder, including his rights to compensation and benefits shall survive the termination of the Executive’s employment; provided such termination occurs during the Term of this Agreement.

21. Governing Law; Forum for Dispute Resolution.

     (a) This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of California. Any suits, claims, causes of action or disputes arising under this Agreement or otherwise related to the Executive’s employment with the Company shall be brought exclusively in the United States District Court of the Central District of California; provided, however that the courts of the State of California shall be the forum for any such actions if the United States District Court does not and cannot acquire jurisdiction. The Company and the Executive hereby consent to the personal jurisdiction, service and venue of such courts with respect to any suits, claims, causes of action or disputes arising under this Agreement or otherwise relating to the Executive’s employment with the Company.

     (b) Notwithstanding anything to the contrary in Paragraph (a) above, the Executive may elect to resolve all matters arising under this Agreement or otherwise related to the Executive’s employment with the Company by binding arbitration, to be held in Ventura, California in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court described in Paragraph (a) above.

     (c) Process with respect to any matter described in this Section 21 may be served on any party anywhere in the world in accordance with the notice provisions provided in Section 17.

22. Withholding.

     The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

23. Construction.

     The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The use of the word “including” in this Agreement means “including without limitation” and is intended by the parties to be by way of example rather than limitation. In the absence of controlling language herein, the intention of the Company hereby to provide severance benefits to the Executive shall be given effect to the maximum extent possible.

24. Section 409A Compliance.

     The parties intend that any Severance Benefits or other compensation under this Agreement be paid in compliance with Section 409A of the Code such that there are no adverse tax consequences, interest, or penalties as a result of the payments. The parties agree to modify this Agreement, the timing (but not the amount) of the Severance Benefits or both to the extent necessary to comply with Section 409A.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

BIOSOURCE INTERNATIONAL, INC.
By:	/s/ Jean – Pierre Conte
Printed Name: Jean-Pierre Conte
Title: Chairman of the Board of Directors

EXECUTIVE
/s/ Alan I. Edrick
Alan I. Edrick

APPENDIX

EXECUTIVE SEVERANCE AGREEMENT

Definitions

     The terms set forth below have the following meanings (such meanings to be applicable to both the singular and plural forms, except where otherwise expressly indicated):

“Agreement” means this Executive Severance Agreement between the Company and the Executive dated as of June 07, 2005.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Cause” means (i) the Executive’s conviction of (or plea of guilty or nolo contederere to) a felony or of a misdemeanor involving fraud, dishonesty or moral turpitude, (ii) the Executive’s fraud, misappropriation, embezzlement, or other act of material misconduct against the Company or any of its affiliates; (iii) Substantial and willful failure to perform the Executive’s duties and responsibilities as an employee of the Company, or the otherwise lawful directives of the Board, as reasonably determined by the Board; (iv) willful and knowing violation of any rules or regulations of any governmental or regulatory body, which is materially injurious to the financial condition of the Company or its affiliates; (iv) willful violation of the Company’s policies or standards including without limitation, corporate governance standards, confidentiality and nondisclosure covenants, (v) willful or intentional breach of any employment agreement which governs the terms of Executive’s employment, which results in financial detriment that is material to the Company or its affiliates. For purposes of clauses (ii) – (v) above, Cause shall not include any one or more of the following: (u) bad judgment, (v) negligence, or (x) any act or omission that the Executive believed in good faith to have been in or not opposed to the interest of the Company (without intent of the Executive to gain therefrom, directly or indirectly, a profit to which he was not legally entitled). For purposes of this definition of Cause, no act, or failure to act, by Executive shall be deemed “willful” unless done or omitted without good faith or without reasonable belief that the action or omission was in the best interest of the Company.

“Change in Control” shall mean the first of the following to occur after the date of this Agreement:

(1) Merger. A merger or consolidation of the Company with any other corporation or other entity unless the voting securities of the Company outstanding immediately prior to the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation.

(2) Sale of Assets. The shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets or a plan of complete liquidation.

(3) Purchase of Stock. Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent or more of the combined voting power of the then outstanding securities of the Company, other than as a result of stock repurchases by the Company.

(4) Liquidation or Dissolution. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(5) Change in Board Composition. Individuals who, as of April 15, 2005 or such subsequent date as the Board may determine from time to time to be applicable for this Change in Control definition (the “Base Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that, for purposes of this Change in Control definition, any individual who becomes a director subsequent to the Base Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the

Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, excluding, however any such individual who initially assumes office as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(6) Other Events. The consummation of any other transaction involving a significant issuance of the Company’s securities or other material event that the Board determines to be a Change in Control.

Notwithstanding the foregoing, unless otherwise determined by the Board, no Change in Control shall be deemed to have occurred if (i) the Executive is a member of a Group that first announces a proposal which, if successful, would result in a Change in Control and which proposal (including any modifications thereof) is ultimately successful, or (ii) the Executive acquires a two percent (2%) or more equity interest in the entity which ultimately acquires the Company pursuant to the transaction described in clause (i) above or (iii) in advance of such event, the Executive agrees in writing that such event shall not constitute a Change in Control.

“Code” shall mean the Internal Revenue Code of 1986, as amended periodically.

“Company” shall mean BioSource International, Inc. and any successor to its business or assets that (by operation of law, or otherwise) assumes and agrees to perform this Agreement. However, for purposes of determining whether a Change in Control has occurred in connection with such a succession, the successor shall not be considered to be the Company.

“Disability” shall mean that, due to physical or mental illness: (i) the Executive has been absent from the full-time performance of his duties with the Company for substantially all of a period of six (6) consecutive months; (ii) the Company has notified the Executive that it intends to terminate his employment on account of Disability; and (iii) the Executive does not resume the full-time performance of his duties within thirty (30) days after receiving notice of his intended employment termination on account of Disability.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended periodically.

“Good Reason” shall mean the occurrence of any of the following events unless the Executive specifically agrees in writing that such event shall not be Good Reason: (regardless of whether any other reason, other than Cause, for such termination exists or has occurred, including without limitation of other employment):

(1) Change in Title. Any change in the Executive’s title as Executive Vice President Chief Financial Officer, except for changes in title made to all executive officers of the Company in general.

(2) Change in Reporting Relationship. Any change in the reporting relationship such that the Executive no longer reports to the Chief Executive Officer.

(3) Demotion. A significant adverse change in the Executive’s working conditions or status from those in effect immediately prior to the Change in Control, including but not limited to a significant change in the nature or scope of the Executive’s authority, powers, functions, duties or responsibilities. To the extent that a Change in Control results in the Company (or a successor to the Company by merger, consolidation or the like), continuing in existence as a direct or indirect subsidiary of an acquirer, the Executive shall be considered to have been demoted unless given the same position, duties, responsibilities and authority in the ultimate parent of the acquirer. By way of example, the Chief Executive Officer, Chief Financial Officer and/or Chief Operating Officer of a public company would be considered to have reduced duties, responsibilities and authority, and hence to have been demoted if, as a result of a Change in Control, such Executive did not have the same role in the ultimate parent of the acquirer.

(4) Relocation. The relocation of the Executive’s principal office location more than 25 miles from its location immediately before the Change in Control.

(5) Reduction in Salary and/or Bonus. The Executive’s base salary for any fiscal year is less than one hundred percent of the rate of annual base salary paid to the Executive in the completed fiscal year immediately preceding the Change in Control and/or the Executive’s performance bonus potential under the Company’s management incentive plan is less than one hundred percent of the performance bonus potential in the completed fiscal year immediately preceding the Change in Control.

An event that is or would constitute Good Reason shall cease to be Good Reason if: (a) the Executive does not terminate employment within sixty days after the event occurs; or (b) the Company reverses the action or cures the default that constitutes Good Reason before the Executive terminates employment. If the Executive has Good Reason to terminate employment, the Executive may do so even if the Executive is on a leave of absence due to physical or mental illness or any other reason.

“Group” shall have the meaning given in Rule 13d-5 promulgated under the Exchange Act.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) of that Act, and shall include a Group. However, a Person shall not include: (i) the Company or any of its subsidiaries and affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

“Severance Benefits” refers to the benefits under Section 7 of this Agreement.

“Term” shall mean the period described in Section 2 above.

EXHIBIT A

GENERAL RELEASE OF CLAIMS

     A general release is required as a condition for receiving the severance benefits described in the Executive Severance Agreement dated June ___, 2005, (the “Severance Agreement”), Thus, by executing this “General Release” (“General Release”), you have advised us that you hold no claims against BioSource International, Inc. (“Company”), its predecessors, successors or assigns, affiliated companies, and their respective officers, directors, agents and employees, and by execution of this General Release you agree to waive and release any such claims, except relating to any compensation and benefits described in the Severance Agreement.

     You understand and agree that this General Release will extend to all claims, demands, liabilities and causes of action of every kind, nature and description whatsoever, whether known, unknown or suspected to exist, which you ever had or may now have against the Company and/or any related entities, their successors or assigns, and their respective officers, directors, agents and employees, including, without limitation, any claims, demands, liabilities and causes of action arising from your employment with the Company and the termination of that employment, including any claims for severance or vacation pay, business expenses, and/or pursuant to any federal, state, county, or local employment laws, regulations, executive orders, or other requirements, including, but not limited to, Title VII of the 1964 Civil Rights Act, the 1866 Civil Rights Act, the Age Discrimination in Employment Act as amended by the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Workers Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act and any other local, state or federal fair employment laws, and any contract or tort claims.

     It is further understood and agreed that you are waiving any right to initiate an action in state or federal court by you or on your behalf alleging discrimination on the basis of race, sex, religion, national origin, age, disability, marital status, or any other protected status or involving any contract or tort claims based on your termination from the Company. It is also acknowledged that your termination is not in any way related to any work-related injury.

     In giving the General Release, it is further understood and agreed that you specifically waive the provisions of Section 1542 of the California Civil Code (and any similar provision of other applicable law) which section reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     Based on executing this General Release, it is further understood and agreed that you covenant not to sue to challenge the enforceability of this General Release. It also is understood and agreed that the remedy at law for breach of the Severance Agreement and/or General Release shall be inadequate, and the Company shall be entitled to injunctive relief.

     The ability to receive compensation and benefits under the terms of the Severance Agreement will remain open for a [forty-five (45) (45 days if part of a layoff of two or more individuals) or twenty-one (21) (21 days if a single termination)] day period after your termination of employment with the Company to give you an opportunity to consider the effect of this General Release. At your option, you may elect to execute this General Release on an earlier date. Additionally, you have seven (7) days after the date you execute this General Release to revoke it. As a result, this General Release will not be effective until eight (8) days after you execute it. We also want to advise you of your right to consult with legal counsel prior to executing a copy of this General Release.

     Finally, this is to expressly acknowledge:

•	[You have received a list of the ages and job descriptions of the individuals who are eligible to receive severance payments conditioned upon the signing of a similar General Release.

(This bullet point only applies if the termination is part of a termination of layoff of a group. Otherwise the Company is not required to give a list of such ages and job descriptions.]

•	You understand that you are not waiving any claims or rights that may arise after the date you execute this General Release or for compensation or benefits under the Severance Agreement.

•	You understand and agree that the compensation and benefits described in the Severance Agreement offer you consideration greater than that to which you would otherwise be entitled.

     I hereby state that I have carefully read this General Release and that I am signing this General Release knowingly and voluntarily with the full intent of releasing BioSource International, Inc. and the related individuals and entities referenced herein from any and all claims, except as set forth herein. Further, if signed prior to the completion of the [forty-five (45) or twenty-one (21)] day review period, this is to acknowledge that I knowingly and voluntarily signed this General Release on an earlier date.

Date	Name: Alan I. Edrick